                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the TODCO Long-Term Incentive Plan and to the incorporation by reference therein of our report dated January 27, 2003 (except Notes 1, 12, and 23 as to which the date is September 9, 2003), with respect to the consolidated financial statements and schedule of TODCO included in its Prospectus and Registration Statement on Form S-1 (No. 333-101921), filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP


Houston, Texas
February 9, 2004